QuickLinks -- Click here to rapidly navigate through this document

Silicon Valley Bancshares Annual Report on Form 10-K

Exhibit 21.1— Subsidiaries of Silicon Valley Bancshares

        Silicon Valley Bancshares owns outstanding voting securities or partnership interests of the following corporations and partnerships, which are included in Silicon Valley Bancshares' consolidated financial statements:

Name	Ownership Interest	Jurisdiction of Incorporation
Silicon Valley Bank	100%	California
SVB Leasing Company (inactive)	100%	California
SVB Capital I	100%	Delaware
SVB Strategic Investors, LLC	100%	California
SVB Strategic Investors Fund, L.P.	11%	California
Silicon Valley BancVentures, Inc.	100%	California
Silicon Valley BancVentures, L.P.	11%	California
SVB Venture Debt Fund, LLC	100%	California

        Silicon Valley Bank owns 100% of the outstanding voting securities of the following corporations, which are included in Silicon Valley Bancshares' consolidated financial statements:

Name	Jurisdiction of Incorporation
Alliant Partners	California

85

QuickLinks

  Exhibit 21.1— Subsidiaries of Silicon Valley Bancshares